Exhibit 10.1

Era Group Inc.
$200,000,000
7.750% SENIOR NOTES due 2022
PURCHASE AGREEMENT
December 4, 2012
DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:
Era Group Inc., a Delaware corporation (the “Company”) and each of the guarantors listed on Schedule 2 hereto (each, a “Guarantor” and collectively the “Guarantors”), hereby confirm their agreement with the several purchasers listed on Schedule 1 hereto (the “Initial Purchasers”), for whom Deutsche Bank Securities Inc. is acting as Representative (in such capacity, the “Representative”) as set forth below.
Section 1.    The Securities.
Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of its 7.750% Senior Notes due 2022 (the “Notes”). The Notes will be issued under an indenture (the “Indenture”) to be dated as of December 7, 2012, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). The Notes will be guaranteed by each of the Guarantors as provided for in the Indenture (collectively, the “Guarantees,” and together with the Notes, the “Securities”).
The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.
In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated November 26, 2012, as supplemented by the supplement to the preliminary offering memorandum dated December 3, 2012 (the “Preliminary Memorandum”) and a pricing supplement (the “Pricing Supplement”) dated December 4, 2012, in the form set forth in Annex A, setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities and a description of the Company occurring and any material developments relating to the Company after the date of the most recent historical financial statements included therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the Pricing Supplement in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase the Securities prior to the time when sales of the Securities were first made (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the Pricing Supplement. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (as defined below) in connection with the offer and sale of the Securities by the Initial Purchasers.
The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to file a registration statement

(the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.
Section 2.    Representations and Warranties.
As of the Time of Execution and at the Closing Date (as defined in Section 3 below), the Company and each Guarantor represent and warrant to and agree with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date):
(a)    The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor any Guarantor make any representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. specifically for inclusion therein. Neither the Company nor any Guarantor have distributed or referred to and will not distribute or refer to, prior to the Closing Date, any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, a Guarantor or their agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    As of the Closing Date, (i) the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading “Capitalization”; (ii) all of the subsidiaries of the Company are listed in Schedule 2 attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); (iii) all of the outstanding shares of capital stock of the Company and the ownership interests in or shares of capital stock of the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued in accordance with the organizational documents of each entity, are fully paid (to the extent required under those documents), other than any general partner interests in any of the Subsidiaries, and nonassessable (except (1) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and (2) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction's statutory rules) and were not issued in violation of any preemptive or similar rights; (iv) all of the equity interests of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (except for (i) those in respect of the Senior Secured Revolving Credit Facility dated December 22, 2011, described in the Offering Memorandum and (ii) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions). There are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding.
(c)    The Company owns, directly or indirectly, the equity interests in Dart Holding Company Ltd and Dart Helicopter Services LLC (collectively, the “Dart Joint Venture”) and its other joint ventures listed in Schedule 4 of this Agreement (collectively with the Dart Joint Venture, the “Joint Ventures,” each a “Joint Venture”), in the respective percentages as set forth on Schedule 4. To the knowledge of the Company, all of the ownership interests in or equity interests of the Joint Ventures have been, and as of the Closing Date will be, duly authorized and validly issued in accordance with the organizational documents of each entity, are fully paid (to the extent required under those documents), other than any general partner interests in any of the Joint Ventures, and nonassessable (except (1) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, and (2) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction's statutory rules) and were not issued in violation of any preemptive or similar rights. All of the equity interests of each of the Joint Ventures will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (except for (i) those in respect of the Senior Secured Revolving Credit Facility dated December 22, 2011, described in the Offering Memorandum, (ii) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions), or (iii) restrictions on transfer of use of the equity interests under the charter documents or governing operating agreement of each Joint Venture. To the knowledge of the Company, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any of the Joint Ventures outstanding. Except for the Subsidiaries and the Joint Ventures, and as otherwise disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities of any partnership, joint venture, or other entity.
(d)    Each of the Company, the Subsidiaries and, to the Company's knowledge, each Joint Venture other than Aeroleo Taxi Aero S/A (collectively, the “Specified Joint Ventures” and each a “Specified Joint Venture”), is duly incorporated, validly existing and in good standing (where such concept is recognized in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company, the Subsidiaries and, to the Company's knowledge, each Specified Joint Venture of the Company, is duly qualified to do business as a foreign corporation in good standing (where such concept is recognized in the relevant jurisdiction) in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, prospects, management, financial position, stockholder's equity or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).
(e)    The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes and the Exchange Notes. The Notes, when issued, will be in the form contemplated by the Indenture. The Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). The Exchange Notes have been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered as contemplated by the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
(f)    The Company and each of the Guarantors have all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(g)    Each Guarantor has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees will be in the form contemplated by, and will be entitled to the benefits of, the Indenture. The Guarantees have been duly and validly authorized by each Guarantor and, when the Notes (including the Guarantees) have been executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture, and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.
(h)    The Company and each Guarantor has all requisite corporate or limited liability company power and authority, as the case may be, to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and each Guarantor of the transactions contemplated hereby have been duly and validly authorized by the Company and each Guarantor. This Agreement has been duly executed and delivered by the Company and each Guarantor.
(i)    Assuming the accuracy of and subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 8 hereof and with the procedures set forth in section 8 and the compliance by the Subsequent Purchasers with the offering and transfer restrictions set forth in the Offering Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Securities to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers, (iii) any Form 8-K that must be filed with the Commission by SEACOR Holdings, Inc. (“SEACOR”) in connection with the offering, and (iii) such consents, approvals, authorizations or orders the failure of which to obtain, or the absence of which, would not result in a Material Adverse Effect or adversely affect the ability of the Company to consummate the transactions contemplated hereby.
(j)    None of the Company, any of its Subsidiaries nor, to the Company's knowledge, any of the Specified Joint Ventures is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(k)    The execution, delivery and performance by the Company and the Guarantors of this Agreement and the Registration Rights Agreement, the execution, delivery and performance by the Company and each of the Guarantors of the Indenture, and the consummation by the Company and the Guarantors of the transactions contemplated hereby and thereby, as applicable, (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Specified Joint Ventures, pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or, to the Company's knowledge, any of its Specified Joint Ventures, is a party or by which the Company or any of its Subsidiaries or, to the Company's knowledge, any of the Specified Joint Ventures is bound or to which any of the property or assets of the Company or any of its Subsidiaries or, to the Company's knowledge, any of the Specified Joint Ventures is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries or, to the Company's knowledge, any of the Specified Joint Ventures or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or, to the Company's knowledge, any of the Specified Joint Ventures, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(l)    The audited consolidated financial statements of the Company and the Subsidiaries included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.
(m)    The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Offering Memorandum have been properly computed on the bases described therein, the assumptions used in their preparation are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.
(n)    Except as described in the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries or, to the Company's knowledge, any Specified Joint Venture, is a party or to which any property of the Company or any of its Subsidiaries or, to the Company's knowledge, any Specified Joint Venture, is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement. To the Company's knowledge, no such investigations, actions, suits or proceedings are threatened or, to the Company's knowledge, are contemplated by any governmental or regulatory authority or threatened by others, except as described in the Offering Memorandum.
(o)    The Company and its Subsidiaries and, to the Company's knowledge, the Specified Joint Ventures hold all licenses, consents, approvals, authorizations, certificates and permits (collectively, “Governmental Licenses”) required by, and are in compliance with, all regulations of state, federal and foreign governmental authorities that regulate the conduct of the business of the Company and its Subsidiaries and, to the Company's knowledge, the Specified Joint Ventures, except where the failure to hold any such Governmental License, or to be in compliance with any such regulation would not reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and none of the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of the Specified Joint Ventures has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(p)    Since the date of the most recent financial statements appearing in the Offering Memorandum, and except as described in the Offering Memorandum (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, prospects, management, financial position or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole, (ii)  the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there has not been any material change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.
(q)    Each of the Company and its Subsidiaries has filed (or has obtained extensions with respect to) all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects (except those that are being contested in good faith and for which adequate reserves have been established in accordance with U.S. generally accepted accounting principles (“GAAP”) and except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect), and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency is pending against any of the Company or its Subsidiaries, and to the Company's knowledge, there is no tax deficiency or related assessment, fine or penalty against any of the Company or its Subsidiaries that has not been paid, settled or withdrawn, except in each case in which the failure to so pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and except those that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP.
(r)    The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.
(s)    None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.
(t)    Except as disclosed in the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, and except for Permitted Liens, the Company and its Subsidiaries and, to the Company's knowledge, the Specified Joint Ventures have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Memorandum and except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries and, to the Company's knowledge, the Specified Joint Ventures hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
(u)    There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or, to the Company's knowledge, any Specified Joint Venture or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Offering Memorandum except for such proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(v)    Except as described in the Offering Memorandum, none of the Company, any of its Subsidiaries or, to the Company's knowledge, the Specified Joint Ventures is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.
(w)    There is no material strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries or, to the Company's knowledge, the Specified Joint Ventures that is pending or, to the knowledge of the Company, threatened.
(x)    The Company and each of the Subsidiaries and, to the Company's knowledge, the Specified Joint Ventures maintain insurance covering their properties, assets, operations, personnel and businesses, including property damage, business interruption, hull and liability, liability and war risk and general workers' compensation, and such insurance is of such type and in such amounts as the Company believes is in accordance with customary industry practice to reasonably protect the Company and the Subsidiaries and their businesses as a whole. None of the Company, the Subsidiaries nor, to the Company's knowledge, the Specified Joint Ventures has received notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures will have to be made in order to continue any insurance maintained by any of them other than capital improvements and other expenditures that have been budgeted by the Company, the Subsidiaries or the Specified Joint Ventures, as the case may be.
(y)    None of the Company nor the Subsidiaries nor, to the Company's knowledge, the Specified Joint Ventures has any material liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries or, to the Company's knowledge the Specified Joint Ventures makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary or, to the Company's knowledge, of any Specified Joint Venture is or has ever been a participant. With respect to such plans, the Company and each Subsidiary and, to the Company's knowledge, each Specified Joint Venture are in compliance in all material respects with all applicable provisions of ERISA.
(z)    Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
(aa)    None of the Company or the Guarantors is, nor after receipt of the proceeds of the offering of the Notes and the application thereof as described in the Offering Memorandum will be, an “investment company” or an entity “controlled” by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.
(bb)    The Securities, the Registration Rights Agreement and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum.
(cc)    No holder of securities of the Company or any subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than expressly permitted thereby.
(dd)    Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Guarantors (each on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Company or the Guarantors (each on a consolidated basis) is, nor will any of the Company or the Guarantors (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.
(ee)    None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement, to register any of the Securities under the Act or to qualify the Indenture under the TIA.

(ff)    No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system.
(gg)    None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.
(hh)    None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.
(ii)    Neither the Company, any of the Subsidiaries nor, to the Company's knowledge, any Specified Joint Venture, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, any of the Subsidiaries or any of the Specified Joint Ventures has: (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(jj)    The operations of the Company and its Subsidiaries and, to the Company's knowledge, its Specified Joint Ventures are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries or, to the Company's knowledge, any Specified Joint Venture with respect to the Money Laundering Laws is pending or, to the Company's knowledge, threatened.
(kk)    Neither the Company nor any of the Subsidiaries nor, to the Company's knowledge, any Specified Joint Venture, nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company, any of the Subsidiaries or any of the Specified Joint Ventures is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(ll)    The Company is a citizen of the United States within the meaning of 49 U.S.C. 40102(a) (formerly Section 101 of the Federal Aviation Act of 1958, as amended), holds a Federal Aviation Regulations Part 135 Air Taxi certificate issued by the Federal Aviation Authority and is qualified to engage in air taxi operations in the United States; the issuance and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein and thereby will not cause the Company to cease to be a citizen of the United States within the meaning of 49 U.S.C. 40102(a), or cause the Company to cease to hold a Federal Aviation Regulations Part 135 Air Taxi Certificate or cease to be qualified to engage in air taxi operations in the United States.
(mm)    The form of the Distribution Agreement, Tax Matters Agreement, the Employee Matters Agreement and Amended and Restated Transition Services Agreement filed as an Exhibit to the Company's Registration Statement on Form 10 filed on October 12, 2012 and the draft of the Series B Exchange Agreement  provided to the Initial Purchasers prior to the date hereof, in each case conform in all material respects to the description thereof contained in the Disclosure Package and the Offering Memorandum and any amendment or supplement thereto.

(nn)    The Company and the Guarantors have all requisite corporate power and authority to execute, delivery and perform their respective obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantors and, when executed and delivered by the Company and the Guarantors and assuming the due authorization, execution and delivery by the Initial Purchasers) will constitute a valid and legally binding agreement of the Company and the Guarantors enforceable against the Company in accordance with its terms, except (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations.
(oo)    No facts have come to the attention of the Company that lead it to believe that any representation and warranty set forth herein with respect to a Specified Joint Venture is not true, complete and accurate (without reference to the phrase “to the Company's knowledge”) with respect to Aeroleo Taxi Aero S/A. For purposes of the foregoing, “come to the attention of the Company” refers to the executive officers and directors of the Company.
Any certificate signed by any officer of the Company, any Guarantor or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company, each of the Guarantors and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.
Section 3.    Purchase, Sale and Delivery of the Securities.
On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on Schedule 1 hereto from the Company at 96.701% of their principal amount. One or more certificates in global form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Morgan, Lewis & Bockius LLP, New York, New York at 10:00 A.M., New York time, on December 7, 2012 or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.
Section 4.    Offering by the Initial Purchasers.
The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.
Section 5.    Covenants of the Company.
The Company and each of the Guarantors covenant and agree with each of the Initial Purchasers as follows:
(a)    Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have given their consent , which consent shall not be unreasonably withheld.
(b)    The Company and each of the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company and each of the Guarantors shall not be required to qualify as a foreign corporation, to register with the Commission or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject.
(c)    If, at any time prior to the completion of the sale by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and will furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package and the Final Memorandum (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) so that the statements in any of the Pricing Disclosure Package and Final Memorandum as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading and will comply with law.
(d)    The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.
(e)    The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.
(f)    For so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, and to the extent that such information is not otherwise publicly available, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities.
(g)    Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared for delivery, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.
(h)    None of the Company or any Guarantor will or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.
(i)    The Company and the Guarantors will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, engage in any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.
(j)    For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
(k)    The Company will use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.
(l)    During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., neither the Company nor any Subsidiary will offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Company (or guaranteed by the Company) that are substantially similar to the Securities.
(m)    In connection with Securities offered and sold in an “offshore transaction” (as defined in Regulation S) neither the Company nor any Guarantor will register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.
(n)    With respect to those Securities sold in reliance on Regulation S, none of the Company or any of its Affiliates will engage in any “directed selling efforts” (as that term is defined in Regulation S) with respect to the Securities.
(o)    For a period of one year (calculated in accordance with paragraph (d) of Rule 144 under the Act) following the date any Securities are acquired by the Company, a Guarantor or any of their Affiliates, none of the Company, the Guarantors or any of their Affiliates will sell any such Securities.
(p)    To the extent that SEACOR consummates the Spin-Off prior to December 31, 2012, the Amended and Restated Transition Services Agreement and Series B Exchange Agreement entered into by the Company and SEACOR in connection with the Spin-Off will be  substantially consistent with the current forms of such agreements as filed with the Commission or provided to the Initial Purchasers, as applicable.
Section 6.    Expenses.
The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel (including local and special counsel), the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), authentication, issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities; provided, that the Initial Purchasers shall be responsible for 50.0% of the cost of any chartered aircraft, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) any fees charged by investment rating agencies for the rating of the Securities (ix) any stamp or transfer taxes in connection with the original issuance and sale of the Securities and (x) all other costs and expenses incident to the performance by the Company and the Guarantors of their obligations hereunder. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including fees, disbursements and charges of Morgan, Lewis & Bockius LLP, counsel for the

Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.        Se
Section 7.    Conditions of the Initial Purchasers' Obligations.
The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:
(a)    On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially the form set forth in Annex B.
(b)    On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Paul L. Robinson, Senior Vice President, General Counsel and Corporate Secretary for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially the form set forth in Annex C.
(c)        On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, aviation counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially in the form set forth in Annex D.
(d)    On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Morgan, Lewis & Bockius LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Morgan, Lewis & Bockius LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.
(e)    On the date hereof and on the Closing Date (i) the Initial Purchasers shall have received from Ernst & Young LLP a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the counsel of the Initial Purchasers, with respect to the audited and any unaudited or pro forma financial information in the Pricing Disclosure Package and Final Memorandum and (ii) the Initial Purchasers shall have received from KPMG LLP a comfort letter, dated the respective dates of delivery thereof, in form and substance satisfactory to the counsel of the Initial Purchasers, with respect to the audited and any unaudited or pro forma financial information of the Dart Joint Venture in the Pricing Disclosure Package and Final Memorandum.
(f)    The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution (but if specified to be given as of a specified date, shall be given as of such date) and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's and each Guarantor's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company and each Guarantor shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum, subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.
(g)    On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date.

(h)    The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.
(i)    Subsequent to the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum except as set forth in the Pricing Disclosure Package and the Final Offering Memorandum, none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to the business of the Company and its Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.
(j)    The Initial Purchasers shall have received a certificate of the Company dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and its Chief Financial Officer, to the effect that:
(i)the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct on and as of the Time of Execution (but if specified to be given as of a specified date, shall be given as of such date) and on and as of the Closing Date, and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;
(ii)at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and
(iii)the sale of the Securities hereunder has not been enjoined (temporarily or permanently).
On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.
All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.
Section 8.    Offering of Securities; Restrictions on Transfer.
(a)     Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it is an institutional “accredited investor” within the meaning of Rule 501(a) under Regulation D under the Act; (ii) in connection with offers of the Securities purchased by such Initial Purchaser hereunder on the terms set forth in the Pricing Disclosure Package and the Final Memorandum, it will solicit offers to buy the Securities only from, and will offer to sell and will sell the Securities only to, the Eligible Purchasers (as defined below) in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Final Offering Memorandum; (iii) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and (iv) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)) in compliance with Regulation S; provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Pricing Disclosure Package , as amended and supplemented to the Time of Execution (each person specified in clauses (A) and (B) being referred to herein as an “Eligible Purchaser”).
(b)    Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (ii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.
(c)    Each of the Initial Purchasers hereby represents, warrants and agrees (as to itself only) that:
(i)in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of the Notes in that Relevant Member State other than (i) to any legal entity which a qualified investor as defined in the Prospectus Directive, (ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the Initial Purchasers for any such offer, or (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Securities shall require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;
(ii)it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Company;
(iii)it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and

(iv)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
Each of the Initial Purchasers understands that the Company and the Guarantors and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(a), 7(b) and 7(c) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and each of the Initial Purchasers hereby consents to such reliance.
Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.
Section 9.    Indemnification and Contribution.
(a)     Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which they or any of them or such controlling person may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:
(i)any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or
(ii)the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;
and, subject to the limitation set forth in the immediately succeeding proviso, will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other reasonable expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company and any Guarantor will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Company or any Guarantor may otherwise have to the indemnified parties. None of the Company or any Guarantor shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
(b)    Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any Guarantor or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Pricing Disclosure Package or Final Memorandum or any amendment or supplement thereto necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
(c)    Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, or (iv) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel (including local counsel) to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, which approval shall not be unreasonably withheld, conditioned or delayed, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company or any Guarantor, each officer of the Company or any Guarantor and each person, if any, who controls the Company, or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.
Section 10.    Survival Clause.
The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.
Section 11.    Termination.
(a)    This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i)any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to the businesses of the Company and its Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);
(ii)trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;
(iii)a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;
(iv)there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Pricing Disclosure Package and the Final Memorandum; or
(v)any securities of the Company shall have been downgraded by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) under the Exchange Act) or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).
(b)    Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.
Section 12.    Default by an Initial Purchaser.
If any Initial Purchaser or Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchaser shall be obligated to take up and pay for (in the proportion which the principal amount of the Securities set forth opposite its name on Schedule 1 attached hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth on Schedule 1 attached hereto, the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to the nondefaulting Initial Purchaser or Initial Purchasers to purchase no less than the amount of such unpurchased Securities that exceeds 10% of the principal amount thereof upon such terms herein set forth. If, however, the Company shall not have completed such arrangements within 36 hours after such default and the principal amount of such unpurchased Securities exceeds 10% of the principal amount of such Securities to be purchased on such date, then this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five business days, as the Initial Purchasers, the Company and their counsel shall determine in order that the required changes in the Pricing Disclosure Package and the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to any Issuer or any non-defaulting Initial Purchaser for damages occasioned by its default hereunder.
Section 13.    Information Supplied by the Initial Purchasers.
The statements set forth in the last paragraph on the front cover page and in the fourth and tenth paragraphs under the heading “Plan of Distribution” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.
Section 14.    Notices.
All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, Second Floor (fax: (212) 797-4877), with a copy to the attention of the General Counsel, 36th Floor (fax: (212) 797-4561) and Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178 , Attention: Allan D. Reiss (fax: (212) 309-6001); if sent to the Company or any Guarantor, shall be mailed or delivered to the Company at 818 Town & Country Blvd., Suite 200, Houston, Texas 77024, Attention: Christopher Bradshaw, with a copy to Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, NY 10005 Attention: Rod Miller (fax: 212-822-5022).
All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.
Section 15.    Successors.
This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, and the Guarantors, their respective officers and any person or persons who control the Company or the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.
Section 16.    APPLICABLE LAW.
THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.
Section 17.    No Advisory or Fiduciary Responsibility.
The Company and each Guarantor acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or

Guarantors, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) the Company and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Guarantor agree that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantor, in connection with such transaction or the process leading thereto.
Section 18.    Counterparts.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other.
Very truly yours,

ERA GROUP INC., as Company

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

ERA HELICOPTERS LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President and Chief Executive Officer

ERA LEASING LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA MED LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA AERÓLEO LLC
Era Group Inc., and Manager and Sole Member

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

AERÓLEO INTERNACIONAL, LLC
Era Aeróleo LLC, as Manager and Sole Member Era Group Inc., as Manager and Sole Member of EraAeróleo LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

ERA CANADA LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

ERA DHS LLC
Era Group Inc., as Manager and Sole Member

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	Chief Executive Officer

Era FBO LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

Era Flightseeing LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President and Chief Operating Officer

Era Helicopters (Mexico) LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President

Era Helicopter Services LLC

By:	/s/ Sten L. Gustafson

Name:	Sten L. Gustafson
Title:	President
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Stephen Cunningham

Name:	Stephen Cunningham
Title:	Managing Director

By:	/s/ Craig Molson

Name:	Craig Molson
Title:	Director

SCHEDULE 1

Initial Purchaser	Principal Amount of Securities
Deutsche Bank Securities Inc.	$68,080,000
Wells Fargo Securities, LLC	46,380,000
J.P. Morgan Securities LLC	32,540,000
Goldman, Sachs & Co.	21,680,000
Cowen and Company, LLC	10,840,000
SunTrust Robinson Humphrey, Inc.	10,840,000
Comerica Securities, Inc.	4,820,000
The Williams Capital Group, L.P.	4,820,000
Total	$200,000,000

SCHEDULE 2
Guarantors

Era Helicopters, LLC
Era Leasing LLC
Era Med LLC
Era Aeróleo LLC
Aeróleo Internacional, LLC
Era Canada LLC
Era DHS LLC
Era FBO LLC
Era Flightseeing LLC
Era Helicopters (Mexico) LLC
Era Helicopter Services LLC

SCHEDULE 3
Subsidiaries of the Company

Name	Jurisdiction of Incorporation
Aeróleo Internacional, LLC	Delaware
Era Aeróleo LLC	Delaware
Era Australia LLC	Australia
Era Canada LLC	Delaware
Era DHS LLC	Delaware
Era FBO LLC	Delaware
Era Flightseeing LLC	Delaware
Era Helicopter Services LLC	Delaware
Era Helicópteros de México S. de R.L. de C.V.	Mexico
Era Helicopters (Mexico) LLC	Delaware
Era Helicopters, LLC	Delaware
Era Leasing LLC	Delaware
Era Med LLC	Delaware
Star Aviation Crewing Ltd.	British Virgin Islands

SCHEDULE 4
Joint Ventures of the Company

Name	Ownership Percentage
Aeróleo Táxi Aéro S/A	50%
Era Do Brazil LLC	50%
Dart Holding Company Ltd.	50%
Dart Aerospace Ltd.	100%	(a)
Dart Helicopter Services, Inc.	100%	(a)
593448 B.C. Ltd.	100%	(b)
Canam Aerospace, Inc.	100%	(c)
Apical Industries, Inc.	100%	(b)
Dart Helicopter Services Canada Inc.	100%	(b)
Geneva Aviation Incorporated	100%	(b)
Offshore Helicopter Support Services, Inc.	100%	(b)
Dart Sales Inc.	100%	(a)
Era Training Center LLC	50%
Lake Palma, S.L.	50%
______________________

(a)	The ownership percentage reflects the direct ownership held by Dart Holding Company Ltd.

(b)	The ownership percentage reflects the direct ownership held by Dart Helicopter Services Inc.

(c)	The ownership percentage reflects the direct ownership held by 593448 B.C. Ltd.

ANNEX A
[circulated separately]

ANNEX B
[Form of Milbank Opinion]

1.
Each of the Company and the Guarantors is validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, with corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Memorandum.

2.
Each of the Company and the Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities.

3.	The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

4.
Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors and constitutes the legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar laws relating to or affecting creditors' rights generally; (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing; and (c) in the case of rights to indemnity and contribution, as may be limited by law or public policy.

5.
The Notes have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee under the Indenture and issued and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing; and the Guarantees have been duly authorized by the Guarantors and, when the Notes have been authenticated by the Trustee under the Indenture and issued and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Guarantees will be legal, valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing. Each registered holder of the Notes will be entitled to the benefits of the Indenture.

6.	The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered as contemplated in the Registration

Rights Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing; and the Exchange Guarantees have been duly authorized by the Guarantors and, when the Exchange Notes have been executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered as contemplated in the Registration Rights Agreement, the Exchange Guarantees will be legal, valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except in each case: (a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws relating to or affecting creditors' rights generally; and (b) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, (ii) concepts of materiality, reasonableness, good faith and fair dealing. Each registered holder of the Exchange Notes will be entitled to the benefits of the Indenture.

7.
Neither the offer, sale and delivery of the Securities to the Initial Purchasers nor the initial resale thereof by the Initial Purchasers in the manner contemplated in the Disclosure Package and the Final Offering Memorandum and by the Purchase Agreement require registration under the Securities Act of 1933, as amended (it being understood that such counsel expresses no opinion in this paragraph as to any subsequent resale of any Securities), and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

8.
The statements made in the Disclosure Package and the Final Offering Memorandum under the headings “Description of Notes” and “Exchange and Registration Rights” insofar as such statements purport to summarize certain provisions of the Indenture, the Securities and the Registration Rights Agreement referred to therein as of the date hereof, fairly summarize such provisions.

9.
Subject to the limitations and qualifications stated therein, the statements set forth in the Disclosure Package and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize the U.S. federal income tax laws referred to therein, fairly summarize in all material respects such U.S. federal income tax laws.

10.
No Governmental Approval is required for the Company or any Guarantor to execute and deliver the Purchase Agreement, the Registration Rights Agreement and the Indenture and for the Company to issue the Notes in accordance with the Indenture and for the sale of the Securities to you under the Purchase Agreement, except such as have been made or obtained prior to the date hereof or as may be required under state securities or “blue sky” laws of any jurisdiction, and by United States federal and state securities laws with respect to the Company and the Guarantors' obligations under the Registration Rights Agreement, in each case as to which such counsel expresses no opinion.

11.
None of the execution and delivery by the Company and the Guarantors of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the execution and delivery by the Company of the Notes, the issuance of the Notes in accordance with the Indenture nor the sale of the Securities to you under the Purchase Agreement (i) results in a breach or violation of the certificate of incorporation or by-laws of the Company or any of the Guarantors or (ii) constitutes a breach or violation of, or a default under, or results in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, (a) the terms of any agreement listed on Exhibit A to the opinion or (b) any Applicable Law, except in the case of this clause (ii) for such breaches or violations that would not cause a material adverse effect.

12.
The Company is not required to, and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Memorandum, the Company will not be required to, register as an investment company under the Investment Company Act of 1940, as amended.

ANNEX C
[Form of General Counsel Opinion]

1.
To such counsel's knowledge, there is no action, pending action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator, involving the Company, the Guarantors or any of its or their subsidiaries or any of their property that would be required to described in the Disclosure Package or Final Offering Memorandum pursuant to Rule 103 of Regulation S-K and are not so described.

ANNEX D
[Form of Aviation Counsel Opinion]

1.
The issue, offer and sale of the Securities by the Company and the Guarantors and the performance by the Company and the Guarantors of its obligations under the Purchase Agreement and the consummation of the transactions therein contemplated will not conflict with, or violate or constitute a default under, (a) any Federal Aviation Law (as defined in counsel's opinion), or (b) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries or any of their properties of which such counsel is aware of any U.S. Federal court, U.S. Federal Aviation Administration or the U.S. Department of Transportation.

2.
No consent, approval, waiver, license or other authorization by or filing with the U.S. Federal Aviation Administration or the U.S. Department of Transportation is required for the issue, offer and sale of the Securities by the Company and the Guarantors or the consummation by the Company and the Guarantors of the transactions contemplated therein.

3.
To such counsel's knowledge, all of the outstanding shares of capital stock or limited liability company interests, as the case may be, of each of the Joint Ventures (as defined in such counsel's opinion) are owned of record by the Company or a subsidiary of the Company, and to such counsel's knowledge, such shares of capital stock are duly authorized, validly issued, fully paid and non assessable. To such counsel's knowledge, such shares of capital stock and limited liability company interests are owned beneficially by the Company, free and clear of all adverse claims, limitations on voting rights, options and other encumbrances, except for any of such as created under that certain Security Agreement, dated December 22, 2011, by and among the Company, the other grantors named therein and Wells Fargo Bank, National Association, as grantee, the Pledge Agreement, dated December 22, 2011, by and among the Company, the pledgors named therein and Wells Fargo Bank, National Association, as pledgee, and all other agreements and documents executed and delivered in connection therewith.

4.
The statements in the Disclosure Package and Final Offering Memorandum, under the caption “Business - Regulation”, insofar as such statements constitute summaries of matters of Federal Aviation Law or legal conclusions with respect thereto, and subject to the limitations set forth therein, fairly summarize the matters referred to therein in all material respects.

EXHIBIT A
REGISTRATION RIGHTS AGREEMENT
[Circulated Separately]